SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, the Board of Directors of Copano Energy, L.L.C. (“Copano”) appointed Carl A. Luna, Copano’s Senior Vice President, Finance and Corporate Development and Interim Chief Financial Officer, to serve as Copano’s Senior Vice President and Chief Financial Officer.  Mr. Luna has no relationships or transactions that are reportable under Item 401(d) or Item 404(a) of Regulation S-K. The terms of Mr. Luna’s compensation will be reviewed in November, during Copano’s annual review of officer compensation.

Copano’s press release announcing Mr. Luna’s appointment is included as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On October 14, 2009, Copano also issued a press release announcing a cash distribution for the third quarter of 2009 of $0.575 per common unit, or $2.30 per common unit on an annualized basis.  The distribution will be payable on November 12, 2009, to all common unitholders of record at the close of business on November 2, 2009.

Copano’s press release announcing the distribution is included as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release—Chief Financial Officer

99.2	Copano Energy, L.L.C. Press Release—Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: October 15, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release—Chief Financial Officer

99.2	Copano Energy, L.L.C. Press Release—Distribution